EXHIBIT 23.2
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         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 filed on July 1, 2005, pertaining to the Landauer, Inc. 401(k) Retirement Savings Plan of Landauer, Inc. of our report dated June 30, 2005 with respect to the financial statements and schedules of the Landauer, Inc. 401(k) Retirement Savings Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 2004.






                                    /s/ Crowe Chizek and Company LLC



Oak Brook, Illinois
June 30, 2005